AMENDED AND RESTATED
BYLAWS
OF
UNIT CORPORATION

ARTICLE I
OFFICES
1.1Registered Office. The registered office and registered agent of Unit Corporation (the “Corporation”) in the State of Delaware shall be stated in the Certificate of Incorporation (as defined below).
1.2Other Offices. The Corporation may also have offices in such other places in the United States (and may change the Corporation’s registered agent) as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
2.1Place of Meetings. All meetings of the stockholders will be held at the time and place, if any, either within or without the State of Delaware, as designated from time to time by the Board of Directors and stated in the notice of the meeting or a duly signed waiver of notice of it. The Board of Directors may determine that meetings of the stockholders shall not be held at any place, and instead shall be held by remote communication as described in Section 2.10 of these Amended and Restated Bylaws (the “Bylaws”) and under Section 211(a)(2) of the General Corporation Law of the State of Delaware as the same exists or may be amended (the “DGCL”).
2.2Annual Meetings. The annual meeting of stockholders will be held on the date and time fixed by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and transacting other business properly brought before the meeting under these Bylaws. Notice of an annual meeting stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) must be given to each stockholder entitled to vote at that meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting. To be properly brought before the annual meeting, the business must be (i) specified in the notice of annual meeting (or any supplement or amendment to it) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. Besides any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) own at least one percent (1%) of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) and (b) have given timely notice of such business in writing to the Secretary of the Corporation. A stockholder’s notice to be timely must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) nor over ninety (90) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be received by 5:00 p.m. Central Prevailing Time on the tenth (10th) day following the day on which the notice of the annual meeting was mailed, or a public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and of the beneficial owner, if any, whose behalf the business is being brought, and (ii) the class, series, and number of shares of capital stock of the Corporation beneficially owned by the stockholder and such other beneficial owner. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except under the procedures in this Section 2.2. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting under this Section 2.2. If such chairman should so determine, such chairman shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.
2.3Special Meetings. Any special meeting of the stockholders, unless otherwise required by statute or by the Corporation’s certificate of incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”), may only be called by (i) a majority of the entire Board of Directors or (ii) by the Secretary of the Corporation acting at the written request of stockholders owning at least twenty-five percent (25%) of the Voting Stock. Such request shall state the purpose or purposes of the proposed special meeting. Unless otherwise provided by law, notice of a special meeting of stockholders, stating the time, place, if any, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and purpose or purposes of it, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date fixed for the special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
2.4Quorum. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the holders of a majority of the voting power of the then outstanding Voting Stock, present in person or by proxy and entitled to vote at the meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If a quorum is not present at any meeting of the stockholders, the chairman of the meeting or holders of a majority of the voting power of the then outstanding Voting Stock represented at the meeting and entitled to vote on the matter may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as initially noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
2.5Voting Procedures and Inspectors at Meetings of Stockholders. The Board of Directors, before any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report of it. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate can act at a meeting, the chairman of the meeting may appoint one or more inspectors to act at the meeting. Before entering on the discharge of his or her duties, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) determine the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in performing their duties. The inspectors shall not allow or change any ballot, proxies, votes, or any revocation of them, after the polls close unless the Court of Chancery of the State of Delaware on application by a stockholder determines otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider any information permitted by law. No person who is a candidate for office at an election may serve as an inspector at that election.
2.6Organization/Conduct of Meetings. Meetings of the stockholders will be organized and conducted as follows:
(a)The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting absent the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting absent the Chairman of the Board of Directors and such designee. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but absent the Secretary, the chairman of the meeting may appoint any other person to act as secretary of any meeting.
(b)The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.7Voting. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange on which the Corporation’s securities are listed, any question brought before a meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the then outstanding Voting Stock represented at the meeting and entitled to vote on the matter; provided, the directors shall be elected by the vote of the holders of a plurality of the then outstanding Voting Stock represented at any such meeting and entitled to vote on the election of directors. Each stockholder represented at a meeting of stockholders may cast one vote for each share of Voting Stock entitled to vote held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. No proxy shall be voted or acted on after three (3) years from its date unless the proxy provides for a longer period.
2.8Actions of Stockholders by Written Consent. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of the then outstanding Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal executive offices, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or to an information processing system in accordance with applicable law. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of taking the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
2.9Voting List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.10Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by remote communication (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by remote communication; provided:
(a)the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxyholder;
(b)the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting concurrently with such proceedings; and
(c)if any stockholder or proxyholder votes or takes other action at the meeting by remote communication, a record of such vote or other action shall be maintained by the Corporation.
2.11Information Rights. After the time the Corporation terminates and/or suspends its reporting obligations under Section 12(g) and Section 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) (or the rules and regulations promulgated thereunder), and for so long as the Corporation does not have a class of securities registered pursuant to Section 12 or Section 15 of the Exchange Act:
(a)The Corporation shall provide to the stockholders by such means as reasonably determined by the Corporation (which may include posting on a third-party datasite or the Corporation’s website) (i) customary quarterly unaudited financial statements within forty-five (45) days following the end of each calendar quarter, and (ii) customary annual audited financial statements within ninety (90) days following the end of each fiscal year.
(b)The Corporation shall provide all holders of over five percent (5%) of then-outstanding Common Stock (calculated on a fully-diluted basis) with (i) copies of material reports and certificates delivered by the Corporation to its lenders concurrently with such delivery to its lenders and (ii) copies of all budgets approved by the Board of Directors; provided that, the Corporation may require that before delivery of the information described in this Section 2.11(b) to a stockholder that such stockholder shall (i) have provided the Corporation with (y) reasonable proof of such ownership and (z) physical or electronic delivery instructions and (ii) have executed a customary confidentiality agreement regarding such information with a term of no more than one year.
ARTICLE III
DIRECTORS
3.1Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation. As of the date of these Bylaws, the number of directors is as fixed in the Joint Chapter 11 Plan of Reorganization of Unit Corporation and its affiliated debtors [Docket 129] (as it may be amended, modified or supplemented from time to time, the “Plan”) filed in the chapter 11 cases of In re Unit Corporation, et al. in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), Case No. 20-32740 (DRJ), which Plan was confirmed on August 6, 2020 by order of the Bankruptcy Court. The number of directors which shall constitute the Board of Directors may be increased or decreased (but never less than one (1)) from time to time by the Board of Directors, subject to any requirements in the Certificate of Incorporation (including any rights of holders of Preferred Stock (as defined in the Certificate of Incorporation) of the Corporation pursuant to any Preferred Stock Designation (as defined in the Certificate of Incorporation)). The term of a Director duly elected or appointed to the Board of Directors may not be shortened by an act reducing the number of Directors constituting the Board of Directors under this Section 3.1. Directors need not be stockholders of the Corporation.
3.2Election; Term of Office; Vacancies; Removal. Each director shall hold office until such director’s successor shall be duly elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected under the preceding sentence will hold office for the remainder of the full term of the director whose seat is being filled, or, in the case of a newly created directorship, until the next annual meeting at which such appointed director stands for election, and, in each case, until such director’s successor shall be duly elected and qualified, or until such director’s earlier resignation, retirement, removal from office, death or incapacity. A director may only be removed as provided in the Certificate of Incorporation.
3.3Nominations. To be qualified for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation, a person must be nominated by or at the direction of the Board of Directors, by any committee of the Board of Directors or by any stockholder of the Corporation who owns at least one percent (1%) of the then outstanding Voting Stock who complies with the notice procedures in this Section 3.3. Nominations by any stockholder shall be made under timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor over ninety (90) days before the anniversary of the prior year’s meeting; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received by 5:00 p.m. Central Prevailing Time on the tenth (10th) day following the day on which notice of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation beneficially owned by the person, and (d) any other information relating to the person required to be disclosed in solicitations for proxies for election of directors under the rules and regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and of the beneficial owner, if any, and (b) the class, series, and number of shares of capital stock of the Corporation beneficially owned by the stockholder and such other beneficial owner. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made under the preceding procedure. If the officer of the Corporation should so determine, he or she shall so declare to the meeting, and the defective nomination shall be disregarded.
3.4Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or a majority of the entire Board of Directors. Notice stating the place, date and hour of the meeting shall be given to each director either by telephone, facsimile or electronic transmission (including portable document format (.pdf)) on twenty-four (24) hours’ notice.

3.5Quorum and Voting. A majority of the total directors then in office is necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that never will a quorum consist of less than one-third of the total directors that the Corporation would have if there were no vacancies on the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum is the act of the Board of Directors. If at any meeting of the Board of Directors there is less than a quorum present, the majority of those present or any director solely present may adjourn the meeting from time to time without further notice until a quorum is present. At any adjourned meeting, a quorum being present, any business may be transacted that might have been transacted at the original meeting.
3.6Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall determine the agenda and perform all other duties and exercise all other powers which are, or from time to time may be, delegated to him or her by the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by any other officer or director of the Corporation designated by the Board of Directors to act as chairman of any meeting.
3.7Actions of Board of Directors by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.
3.8Resignations. Any director may resign at any time by giving his or her written or electronic transmission of such resignation to the Board of Directors or Secretary of the Corporation. Such resignation will be effective on receipt by the Corporation unless another time shall be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation is not needed to make it effective.
3.9Committees. The Corporation has opted into Section 141(c)(2) of the DGCL. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but, no such committee shall have the power or authority regarding (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
3.10Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall prevent any director from serving the Corporation in any other role and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.11Meetings by Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by conference telephone or other communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting under this subsection constitutes presence in person at the meeting.
ARTICLE IV
OFFICERS
4.1General. The Board of Directors shall elect the officers of the Corporation. The officers may consist of: a Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Several offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.
4.2Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as provided herein or determined from time to time by the Board of Directors and, to the extent not so provided or determined, as generally pertain to their respective offices, subject to the control of the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors. Any vacancy in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.
4.3Chief Executive Officer. Subject to these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all under basic policies as established by, and subject to the oversight of, the Board of Directors.
4.4President. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the powers of, and be subject to all the restrictions on, the Chief Executive Officer. To the extent the President is not also the Chief Executive Officer, the duties of the President shall include, but not be limited to, assisting the Chief Executive Officer in directing the overall business, affairs, operations and officers of the Corporation. Notwithstanding the foregoing, the President shall have the general powers and duties of management usually vested in the office of president of a corporation (as limited by the powers of the Chief Executive Officer), and shall have such other powers and duties as prescribed by the Chief Executive Officer, the Board of Directors or these Bylaws.
4.5Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all under basic policies as established by and subject to the oversight of the Board of Directors. Absent a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as set forth below and shall be authorized and empowered to sign as Treasurer where such officer’s signature is required.
4.6Vice Presidents. At the request of the Chief Executive Officer or the President or absent the Chief Executive Officer and the President, or in the event of their inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer or the President (as applicable), and when so acting, shall have all the powers of and be subject to all the restrictions on such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer and the President or in the event of the inability or refusal of such officers to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions on such office.
4.7Secretary. The Secretary shall attend all meetings of the stockholders and record all the proceedings in a book or books to be kept for that purpose. The Secretary shall also keep all minutes and records of the proceedings of the Board of Directors and committees of the Board of Directors in a book or books for such purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then the Chief Executive Officer or any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any

Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
4.8Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in the amount and with such surety or sureties as is satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
4.9Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary, and absent the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary.
4.10Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Treasurer, and absent the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions on the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
4.11Controller. The Controller shall establish and maintain the accounting records of the Corporation, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may prescribe.

4.12Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.
4.13Vacancies. The Board of Directors shall have the power to fill any vacancies in any office
4.14Resignations. Any officer may resign at any time by giving his or her written or electronic transmission of such resignation to the Corporation. Such resignation shall take effect on its receipt by the Corporation, unless another time shall be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be needed to make it effective.
ARTICLE V
CAPITAL STOCK
5.1Uncertificated Shares. The shares of stock of the Corporation shall be uncertificated and shall be represented by book entries on the Corporation’s securities transfer books and records; provided, the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of the Corporation’s stock shall be represented by certificates. Notice of the information required by the DGCL shall be given within a reasonable time after the issue or transfer of uncertificated shares. Every holder of stock in the Corporation represented by certificates may have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation, certifying the number and class of shares of stock of the Corporation owned by such holder. The signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of that system by the Corporation is allowed under applicable law. The Corporation shall not have power to issue a certificate in bearer form.
5.2Transfer of Shares. On compliance with any provisions restricting the transfer or registration of transfer of shares of stock contained in the Certificate of Incorporation, shares of capital stock of the Corporation shall be transferable on its books, which may be maintained by a third-party registrar or transfer agent, by the holders thereof, in person or by their duly authorized attorneys or legal representatives, on surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares shall be cancelled and new certificates, if the shares are to be certificated, shall then be issued. Shares of capital stock of the Corporation not represented by a certificate shall be transferred under applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so.

5.3Signatures. Any of the signatures on the certificate may be a facsimile signature (including portable document format (.pdf)), including signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
5.4Lost, Stolen or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, on making an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Corporation may and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation regarding the certificate alleged to have been lost, stolen or destroyed.
5.5Fixing Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, that date will also be the record date for determining the stockholders entitled to vote at the meeting unless the Board of Directors determines, at the time it fixes the record date, that a later date on or before the date of the meeting will be the date for making that determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights regarding any change, conversion, or exchange of shares of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date will not be more than sixty (60) days before the action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date will be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
5.6Registered Stockholders. Before due presentment for transfer of any share or shares, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership regarding such share or shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares by any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VI
NOTICES
6.1Form of Notice. Notices to directors and stockholders, other than notices to directors of special meetings of the Board of Directors which may be given by any means stated in Section 3.4, shall be given in a manner permitted by Section 232 of the DGCL.
6.2Waiver of Notice. Any notice required under law, the Certificate of Incorporation, or by these Bylaws, may be waived under a waiver in writing or by electronic transmission, by the person or persons entitled to notice, whether before or after the time stated, and will be equivalent to notice. Attendance of a person at a meeting constitutes a waiver of notice of the meeting, unless the person attends a meeting expressly to object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation.
ARTICLE VII
INDEMIFICATION

7.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted or required by the DGCL and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide before the amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 7.4 with respect to Proceedings to enforce rights to indemnification or Advancement of Expenses (as defined below), the Corporation shall indemnify any Indemnitee under this Section 7.1 in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if the Proceeding (or part thereof) was authorized by the Board of Directors.
7.2Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 includes the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses to which an Indemnitee is entitled in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made under this Section 7.2 only on delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that the Indemnitee is not entitled to be indemnified for expenses under this Article VII. An Indemnitee’s right to an Advancement of Expenses under this Section 7.2 is not subject to the satisfaction of any standard of conduct and is not conditioned on any prior determination that Indemnitee is entitled to indemnification under Section 7.1 with respect to the related Proceeding or the absence of any prior determination to the contrary.
7.3Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 7.1 and Section 7.2 are contract rights and shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.
7.4Right of Indemnitee to Bring Suit. If amounts to which an Indemnitee is entitled under Section 7.1 or Section 7.2 are not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount claimed. If successful in whole or in part in that suit, or in a suit brought by the Corporation to recover an Advancement of Expenses under the terms of an Undertaking, the Indemnitee is entitled to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader reimbursements of prosecution or defense expenses than the law permitted the Corporation to provide before the amendment), to be paid also the expense of prosecuting or defending the suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it is a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses under the terms of an Undertaking, the Corporation is entitled to recover such expenses, without interest, on a Final Adjudication that the Indemnitee has not met any applicable standard of indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) to have made a determination before the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Corporation.
7.5Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII are not exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Article VII limits or otherwise affects any such other right or the Corporation’s power to confer any such other right.
7.6Indemnitor of First Resort. The Corporation hereby acknowledges that the directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by a holder of Common Stock or its affiliates (collectively, the “Institutional Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to those persons are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such persons are secondary), (ii) that it is required to advance the full amount of expenses incurred by such persons and is liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and such persons), without regard to any rights such persons may have against the Institutional Indemnitors, and (iii) that it irrevocably waives, relinquishes, and releases the

Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of such persons with respect to any claim for which such persons have sought indemnification from the Corporation shall affect the foregoing and the Institutional Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such persons against the Corporation. The Corporation and each such person agree that the Institutional Indemnitors are express third party beneficiaries of the terms of this paragraph.
7.7Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify that person against such expense, liability or loss under the DGCL.
7.8No Duplication or Payments. Subject to Section 7.6, the Corporation shall not be liable under this Article VII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.
ARTICLE VIII
ESTABLISHED SECURITIES MARKET FOR COMMON STOCK
8.1Established Securities Market for Common Stock. The Corporation shall, as promptly as practicable after the Effective Date (as defined in the Plan), cause the Common Stock of the Corporation to be quoted on such of the OTC Markets as shall be determined by the Board of Directors. Upon the occurrence of the Corporation achieving a quotation in an established securities market pursuant to this Section 8.1, the Corporation shall file a Current Report on Form 8-K disclosing such fact.
ARTICLE IX
GENERAL PROVISIONS
9.1Reliance on Books and Records. Each director and each member of any committee designated by the Board of Directors, shall, in performing his or her duties, be fully protected in relying in good faith on the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
9.2Dividends. Subject to the Certificate of Incorporation, the DGCL and any other applicable law, dividends on the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, believes to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall believe conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
9.3Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless the Board of Directors shall choose a different fiscal year from time to time.
9.4Corporate Seal. The Corporation may have a corporate seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile (including portable document format (.pdf)) thereof to be impressed or affixed or reproduced.
9.5Electronic Transmission. For these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
9.6Inconsistent Provisions. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given effect to the extent of such inconsistency but shall otherwise be given full effect.
9.7Section Headings. Section headings in these Bylaws are for convenience of reference only and have no substantive effect in limiting or otherwise construing any other provision.
9.8Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and under the DGCL.
ARTICLE X
AMENDMENTS
10.1Amendments. Subject to the Certificate of Incorporation, these Bylaws may from time to time be altered, amended or repealed, or new Bylaws adopted or enacted, by (i) the Board of Directors or (ii) the stockholders by the affirmative vote of the holders of a majority of the Voting Stock, voting together as a single class.

Dated: September 3, 2020
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